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                                                                     Exhibit 5.1

                          GOODWIN, PROCTER & HOAR LLP
                               COUNSELLORS AT LAW
                                 EXCHANGE PLACE
                        BOSTON, MASSACHUSETTS 02109-2881


                               September 30, 1999


Interstate Hotels Corporation
680 Andersen Drive, Foster Plaza Ten
Pittsburgh, Pennsylvania  15220

Ladies and Gentlemen:

         This opinion is furnished in connection with the registration, pursuant to the Securities Act of 1933, as amended (the "Act"), of 400,000 shares of Class A Common Stock, par value $.01 per share (the "Shares"), of Interstate Hotels Corporation, a Maryland corporation (the "Company").

         In connection with rendering this opinion, we have examined the Articles of Incorporation and By-Laws of the Company, each as amended to date; such records of the corporate proceedings of the Company as we deemed material; a registration statement on Form S-8 under the Act relating to the Shares (the "Registration Statement") and the prospectus contained therein (the "Prospectus"); the Interstate Hotels Corporation Employee Stock Purchase Plan; and such other certificates, receipts, records and documents as we considered necessary for the purposes of this opinion. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as certified, photostatic or facsimile copies, the authenticity of the originals of such copies and the authenticity of telephonic confirmations of public officials and others. As to facts material to our opinion, we have relied upon certificates or telephonic confirmations of public officials and certificates, documents, statements and other information of the Company or representatives or officers thereof.

         We are attorneys admitted to practice in The Commonwealth of Massachusetts and the State of New York. We express no opinion concerning the laws of any jurisdictions other than the laws of the United States of America and The Commonwealth of Massachusetts, the State of New York and the Maryland General Corporation Law.

         Based upon the foregoing, we are of the opinion that when the Shares have been issued and paid for in accordance with the terms of the Prospectus, the Shares will be validly issued, fully paid and nonassessable shares of Class A Common Stock.

         The foregoing assumes that all requisite steps will be taken to comply with the requirements of the Act and applicable requirements of state laws regulating the offer and sale of securities.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                Very truly yours

                         /s/ GOODWIN, PROCTER & HOAR LLP

                           GOODWIN, PROCTER & HOAR LLP



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